Calculation of Filing Fee Tables
Form S-3
(Form Type)
GRUPO FINANCIERO GALICIA S.A.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Class B ordinary shares (including Class B ordinary shares represented by American Depositary Shares), Ps.1.00 Argentine peso, par value (1)(2)	Rule 456(b) and Rule 457(r) (3)	(4)	(4)	(4)	(3)	(3)
Fees to Be Paid	Other	Rights to Purchase Class B ordinary shares (including Class B ordinary shares represented by American Depositary Shares) (1)(2)	Rule 456(b) and Rule 457(r) (3)	(4)	(4)	(4)	(3)	(3)
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	N/A	N/A	N/A	N/A	N/A	N/A		N/A	N/A	N/A	N/A	N/A
	Total Offering Amounts					N/A		(3)
	Total Fees Previously Paid							N/A
	Total Fee Offsets							N/A

Net Fee Due	(3)

(1)A portion of the Class B ordinary shares, par value 1.00 peso per share, may be represented by American Depositary Shares (“ADSs”).
(2)ADSs issuable on deposit of the Class B ordinary shares, each ADS representing the right to receive 10 Class B ordinary shares, have been registered pursuant to a separate Registration Statement on Form F-6 (File No. 333-175170).
(3)In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the registrant is deferring payment of all of the registration fee. In connection with the securities offered hereby, the registrant will pay “pay-as-you-go registration fees” in accordance with Rule 456(b). The registrant will calculate the registration fee applicable to an offer of securities pursuant to this registration statement based on the fee payment rate in effect on the date of such fee payment.
(4)An indeterminate aggregate offering price or number of securities is being registered as may be offered or sold hereunder from time to time at indeterminate prices.